Exhibit 16.3

November 18, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K of HomeSeekers.com, Incorporated for the event that occurred on November 12, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.


                                                  /s/ CORBIN & WERTZ
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                                                  Irvine, California